CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds II and to the use of our report dated January 23, 2015 on the financial statements and financial highlights of Baywood SKBA ValuePlus Fund, a series of shares of beneficial interest in the Forum Funds II.  Such financial statements and financial highlights appear in the November 30, 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 27, 2015